                                                                    Exhibit 99.1

                                                   Mission Resources Corporation
                                                          1331 Lamar, Suite 1455
                                                       Houston, Texas 77010-3039
[LOGO]
MISSION RESOURCES                                                   NEWS RELEASE
--------------------------------------------------------------------------------

Contact: Ann Kaesermann
         Vice President - Accounting & Investor Relations, CAO investors@mrcorp.com
         (713) 495-3100

       Mission Resources Reports Fourth-Quarter and Yearend 2002 Results

HOUSTON, March 31, 2003 - Mission Resources Corporation (NASDAQ: MSSN) today reported financial and operational results for the fourth quarter and full-year of 2002. Key points including subsequent events are:

   .  Recovery and de-levering plan begun in September 2002
   .  New management team in place by November 2002
   . New geographic and strategic focus established November 2002 emphasizing on-shore Gulf Coast and targeting natural gas
   .  Asset rationalization begun November 2002 selling non-core properties
   . Operating and G&A expenses lowered by bringing all significant outsourced services in-house in February and March 2003
   . First step of de-levering plan completed on March 28 by replacing the existing bank facility and repurchasing $97.6 million of 10 7/8% notes. Total debt reduced by $17 million and cash increased by $5 million in March 2003

"We have accomplished many of our initial goals working towards the recovery of Mission's financial condition and value since I came on-board in August 2002. However, there is much more to do. We are still over-levered and have limited flexibility to execute our business plan, and are working to lower overall debt to a more appropriate level." said Robert L. Cavnar, Chairman, President and Chief Executive Officer. "Additionally, we have shifted our focus to onshore Gulf Coast natural gas prospects and production and are now beginning implementation of that strategy."

Yearend and fourth quarter 2002 results reflect the above changes and costs incurred to implement those changes. Thorough reviews of the Company's operations, oil and gas reserves, and cost structure have been performed and are also reflected in these results. Below are discussions for Mission's financial and operational information. Some of the items discussed below are terms that are not generally accepted accounting principles ("GAAP"). Please see the schedule attached which reconciles such terms to the most closely related GAAP term as well as an explanation of why management believes such disclosure is important:

Net Income: Net loss for the year 2002, was $38.5 million or $1.63 per share, compared to a net loss of $30.9 million or $1.54 per share, in 2001. For the fourth quarter 2002 net loss was $20.7 million or $.88 per share. The net loss for the fourth quarter of 2001 was $29.3 million or $1.24 per share. Included in the quarterly loss for the current period was a $16.7 million impairment for goodwill recorded in 2001 in conjunction with the Bargo merger. Excluding the impact of the impairment, net loss for the fourth quarter of 2002 was $4.0 million or $.17 per share and $21.8 million or $.92 per share for the full year. See the attached schedule for a reconciliation of net income to net income excluding the impairment of goodwill.

Production and Revenue: Production in 2002 compared to 2001 was lower due to significant property sales completed in 2002 (approximately 4.4 thousand equivalent barrels per day ("Mboe/d") of production was sold) and resulted in the decreased revenue and production as compared to 2001. In addition, the fourth quarter of 2002 was impacted by downtime offshore and along the Gulf coast due to hurricanes Isidore and Lili. Average production of 15.1 Mboe/d in 2002 (9.4 MBbl and 34.3 MMcf) was below the 2001 level of 17.3 Mboe/d. Fourth quarter production averaged 12.9 Mboe/d as compared to 17.5 Mboe/d in the fourth quarter 2001. The average realized oil price for the year 2002, including the effect of hedges, was $21.37 per barrel down 4% from the average realized domestic oil price in 2001 of $22.30 per barrel. The average oil price, including the effect of hedges, for the fourth quarter of 2002 was $21.94 per barrel, an increase of 10% from $19.98 per barrel realized in the fourth quarter of 2001. The average realized gas price for the year 2002, including the effect of hedges, was $3.17 per mcf as compared to $3.28 per mcf for the average realized gas price in 2001. The average realized gas price, including the effect of hedges, in the fourth quarter of 2002 was $4.02 per mcf, a 52% increase over the average gas price of $2.65 per mcf realized in the fourth quarter of 2001. Revenue for the year was $105.5 million, down 26% from revenue of $142.1 million for 2001. Revenue for the fourth quarter of 2002 was $27.3 million compared to $32.5 million in the fourth quarter of 2001.

EBITDA and Discretionary Cash Flow: Earnings before interest, taxes depreciation and other items ("EBITDA") for 2002 totaled $49.1 million, a decrease of 27% when compared to EBITDA of $67.4 million for 2001. EBITDA for the fourth quarter of 2002 was $ 11.2 million compared to EBITDA of $4.7 million in the fourth quarter of 2001. Discretionary cash flow for the year 2002 totaled $23.5 million or $1.00 per share, down 47% from 2001 discretionary cash flow of $44.7 million or $2.23 per share. For the fourth quarter 2002, discretionary cash flow was $5.7 million or $.24 per share, and for the fourth quarter of 2001 discretionary cash flow was negative $1.2 million or ($.05) per share. See the attached schedule for a reconciliation of net income to EBITDA and discretionary cash flow.

Reserves: During the fourth quarter of 2002, Mission undertook a complete evaluation of its reserves with Netherland, Sewell & Associates Inc. ("NSAI"). Significant revisions have been made to those reserves as a result of that review and are primarily attributed to write-downs to proved undeveloped reserves in certain Gulf Coast onshore properties. At yearend 2002, total reserves were 229 Bcfe or 38 Mmboe as compared to 404 Bcfe (67 million Boe) at December 31, 2001. These reductions were a result of production during 2002 of 33 Bcfe (6 Mmboe), property sales of approximately 91 Bcfe (15 Mmboe), and a net negative revision of approximately 52 Bcfe (9 million Boe). Proved reserves now consist of 81 Bcf of natural gas (36%) and 25 million barrels of crude oil and natural gas liquids (64%). Proved developed reserves represent 77% of the total proved reserves.

Hedging Update: The Company believes that an active commodity price hedging program is necessary to assure adequate cashflow to cover its obligations. In accordance with this strategy, an additional 3,000 Mmbtu per day ("Mmbtu/d") of gas was recently hedged for the first quarter of 2004 in a collar with a $4.50 per Mmbtu floor and $5.61 per Mmbtu ceiling. For 2003, approximately 3,700 Boe/d of oil is hedged at an average swap price of $24.19 per barrel and 15,000 Mmbtu/d of gas is hedged at an average floor of $3.21 per Mmbtu and an average ceiling price of $4.33 per Mmbtu. For 2004, approximately 5,700 Mmbtu/d of gas is hedged at an average floor price of $3.88 per Mmbtu and an average ceiling price of $4.57 per Mmbtu. See the attached schedule for a detailed list of all current hedges.

Property Sale Update: Mission sold the Point Pedernales field to the operator in March 2003, retaining the right to participate in any upside potential in the Tranquilion Ridge prospect. We paid $1.8 million for the operator to assume the environmental, plugging and abandonment liabilities estimated to be between $3 million and $5 million. Point Pedernales produced approximately 1,000 barrels a day with lease operating expenses averaging $10.00 per Boe during 2002. The production was subject to a $9.00 price cap. If future drilling in the Tranquilion Ridge prospect is successful, this production will not be subject to the $9.00 cap price.

Updated Outlook for First Quarter 2003: This information includes activity for the Point Pedernales field through the March close date. Revised guidance on performance for the first quarter of 2003 is as follows:

      ----------------------------------------------------------------------
      Estimated Daily Production                 Daily Average
      ----------------------------------------------------------------------
      Crude Oil (Barrels)                        5,900 - 6,300
      ----------------------------------------------------------------------
      Natural Gas (Mmcf)                         23 - 27
      ----------------------------------------------------------------------
           Total (Mmcfe)                         60 - 65
      ----------------------------------------------------------------------
      ----------------------------------------------------------------------------------------
      Operating expenses                         Per Mcfe                    Per Boe
      ----------------------------------------------------------------------------------------
      Lease operating expense                    $1.50 - $1.60               $9.00 - $9.60
      ----------------------------------------------------------------------------------------
      Taxes other than income                    $0.35 - $0.40               $2.10 - $2.40
      ----------------------------------------------------------------------------------------
      Depreciation, depletion and amortization   $1.55 - $1.65               $9.30 - $9.90
      ----------------------------------------------------------------------------------------
      General and administrative                 $0.40 - $0.45               $2.40 - $2.70
      ----------------------------------------------------------------------------------------
      Interest expense                           $6.5 - $6.8 million
      ----------------------------------------------------------------------------------------
      Federal income tax rate                    35 percent, all deferred
      ----------------------------------------------------------------------------------------

Conference Call Information: Mission will hold its quarterly conference call to discuss fourth quarter and full year 2002 results on Monday, March 31, 2003 at 10:00 a.m. Central Time. To participate, dial 877/894-9681 a few minutes before the call begins. Please reference Mission Resources, conference ID 9363830. The call will also be broadcast live over the Internet from our website at www.mrcorp.com/pwwebcasts.asp. A replay of the conference call will be available approximately two hours after the end of the call. It will be available until Tuesday, April 14. To access the replay, dial 800/642-1687 and reference conference ID 9363830. In addition, the call will also be archived on the company's Web site for 30 days.

About Mission Resources: Mission Resources Corporation is a Houston-based independent exploration and production company that acquires, develops and produces crude oil and natural gas in the Permian Basin of West Texas, along the Texas and Louisiana Gulf Coast and in the Gulf of Mexico.

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the Securities and Exchange Commission. Mission undertakes no duty to update or revise these forward-looking statements.

                                MISSION RESOURCES
                            STATEMENTS OF OPERATIONS
                (Amounts in thousands, except per share amounts)

                                                                               Three Months Ended       Twelve Months Ended
                                                                                   December 31,             December 31,
                                                                            -----------------------    ----------------------
                                                                               2002        2001 (1)      2002        2001 (1)
                                                                            ----------    ---------    ---------    ---------
REVENUES:
     Oil revenues - U. S                                                     $  17,550    $  18,741    $  73,164    $  73,653
     Oil revenues - Ecuador                                                       --           --           --          1,877
     Gas revenues                                                                9,233       10,742       39,715       57,705
     Gas plant revenues                                                           --            181         --          4,456
     Interest and other income (expense)                                           544        2,858       (7,415)       4,386
                                                                             ---------    ---------    ---------    ---------

                                                                                27,327       32,522      105,464      142,077
                                                                             ---------    ---------    ---------    ---------

COSTS AND EXPENSES:
     Lease operating expense - U. S                                             10,104       14,211       43,222       41,702
     Lease operating expense - Ecuador                                            --           --           --          3,071
     Taxes other than income                                                     2,152        2,432        9,246        6,656
     Gas plant expenses                                                           --            147         --          2,118
     Transportation costs                                                          623           13          834           73
     (Gain) loss on asset sales                                                    (74)          (2)       2,645       11,600
     Depreciation, depletion and amortization - U. S                            11,374       12,073       43,291       44,602
     Depreciation, depletion and amortization - Ecuador                           --           --           --            504
     Impairment expense                                                         16,679       27,064       16,679       27,971
     Uncollectable gas revenues                                                   --          2,189         --          2,189
     General and administrative expenses - U. S                                  2,740        5,888       12,758       14,438
     General and administrative expenses - Ecuador                                --           --           --            722
     Interest expense                                                            6,433        7,606       26,853       23,664
                                                                             ---------    ---------    ---------    ---------

                                                                                50,031       71,621      155,528      179,310
                                                                             ---------    ---------    ---------    ---------

INCOME (LOSS) BEFORE TAXES AND CHANGE IN ACCTG METHOD                          (22,704)     (39,099)     (50,064)     (37,233)

     Income tax expense (benefit)
         Current                                                                  (734)        (739)        (734)         595
         Deferred                                                               (1,270)      (9,100)     (10,846)      (9,650)
                                                                             ---------    ---------    ---------    ---------

                                                                                (2,004)      (9,839)     (11,580)      (9,055)
                                                                             ---------    ---------    ---------    ---------

INCOME (LOSS) BEFORE CHANGE IN ACCOUNTING METHOD                             $ (20,700)   $ (29,260)   $ (38,484)   $ (28,178)
                                                                             ---------    ---------    ---------    ---------

Cumulative effect of a change in accounting method, net of tax                    --           --           --          2,767

NET INCOME (LOSS)                                                            $ (20,700)   $ (29,260)   $ (38,484)   $ (30,945)
                                                                             =========    =========    =========    =========

     Earnings (loss) per share before change in acctg method                    ($0.88)      ($1.24)      ($1.63)      ($1.41)
     Earnings (loss) per share before change in acctg method - diluted (2)      ($0.88)      ($1.24)      ($1.63)      ($1.41)
     Earnings (loss) per share                                                  ($0.88)      ($1.24)      ($1.63)      ($1.54)
     Earnings (loss) per share - diluted (2)                                    ($0.88)      ($1.24)      ($1.63)      ($1.54)

     Weighted avg. common shares outstanding                                    23,586       23,586       23,586       20,051
     Weighted avg. common shares outstanding - diluted                          23,586       23,586       23,586       20,051

     Discretionary cash flow (3)                                             $   5,705    ($  1,165)   $  23,536    $  44,696
     Discretionary cash flow per share                                       $    0.24    ($   0.05)   $    1.00    $    2.23
     Discretionary cash flow per share - diluted                             $    0.24    ($   0.05)   $    0.99    $    2.21

     EBITDA excluding non cash and other items (4)                           $  11,240    $   4,664    $  49,109    $  67,410


(1)  Includes Bargo merger effective May 16, 2001.

(2) Due to a potential antidilutive effect in loss periods, weighted average common shares outstanding were used for periods with a loss.

(3) Discretionary cash flows consists of net income excluding non cash and other items. Non cash and other items include depreciation, depletion and amortization, compensation expense related to stock options, gain (loss) due to hedge ineffectiveness (FAS 133), gain (loss) on interest rate swap, amortization of debt issue costs, amortization of bond premium, write offs of uncollectable receivables, loss on asset sales, impairment expense and deferred taxes.

(4) EBITDA excluding non cash and other items consist of earnings before interest expense, taxes, depreciation, depletion and amortization, excluding non cash and other items detailed in footnote (3).

                                MISSION RESOURCES
                          SUMMARY OPERATING INFORMATION

                                                              Three Months Ended                    Twelve Months Ended
                                                                 December 31,                           December 31,
                                                      --------------------------------      ----------------------------------
                                                           2002             2001 (1)             2002              2001 (1)
                                                      ------------      --------------      -------------       --------------
AVERAGE SALES PRICE, INCLUDING
THE EFFECT OF HEDGES:

     Oil and condensate ($/Bbl) - U. S               $       21.94      $        19.98      $       21.37       $        22.30
     Oil and condensate ($/Bbl) - Ecuador                     --                    --               --         $        19.76
     Gas ($/Mcf)                                     $        4.02      $         2.65      $        3.17       $         3.28
     Equivalent ($/Boe)                              $       22.64      $        18.27      $       20.49       $        21.04

AVERAGE SALES PRICE, EXCLUDING
THE EFFECT OF HEDGES:

     Oil and condensate ($/Bbl) - U. S               $       23.45      $        18.27      $       21.84       $        21.81
     Oil and condensate ($/Bbl) - Ecuador                     --                  --                 --         $        19.76
     Gas ($/Mcf)                                     $        4.02      $         2.51      $        3.07       $         4.13
     Equivalent ($/Boe)                              $       23.66      $        16.91      $       20.55       $        23.16

AVERAGE DAILY PRODUCTION:

     Oil and condensate (Bbls) - U. S                        8,696              10,196              9,378                9,049
     Oil and condensate (Bbls) - Ecuador                      --                    --               --                    260
     Total oil and condensate (Bbls)                         8,696              10,196              9,378                9,309
     Gas (Mcf)                                              24,989              44,065             34,312               48,211
     Equivalent (Boe)                                       12,861              17,540             15,097               17,344
     Equivalent (Mcfe)                                      77,165             105,241             90,580              104,065

TOTAL PRODUCTION:

     Oil and condensate (MBbls) - U. S                         800                 938              3,423                3,303
     Oil and condensate (MBbls) - Ecuador                     --                  --                 --                     95
     Total oil and condensate (MBbls)                          800                 938              3,423                3,398
     Gas (MMcf)                                              2,299               4,054             12,524               17,597
     Equivalent (MBoe)                                       1,183               1,614              5,510                6,331

OPERATING COSTS PER MBOE:

     Lease operating expense                         $        8.54      $         8.80      $        7.84       $         7.07
     Taxes other than income                         $        1.82      $         1.51      $        1.68       $         1.05
     General and administrative expenses             $        2.32      $         3.65      $        2.32       $         2.39
     Depreciation, depletion, and amortization (2)   $        9.51      $         7.16      $        7.74       $         6.70

(1)  Includes Bargo merger effective May 16, 2001.

(2) Depreciation of gas plants, furniture and fixtures and amortization of intangibles is excluded.

                                MISSION RESOURCES
                            CONDENSED BALANCE SHEETS
                             (Amounts in thousands)

                                                                         December 31,
                                                                    ----------------------
                                                                       2002        2001
                                                                    ---------    ---------
ASSETS:
     Current assets                                                 $  32,426    $  38,689
     Property, plant and equipment, net                               300,719      379,738
     Leasehold, furniture and equipment, net                            2,096        2,431
     Long term receivables                                               --            899
     Goodwill and other intangibles                                      --         15,436
     Other assets                                                       7,163       10,571
                                                                    ---------    ---------

                                                                    $ 342,404    $ 447,764
                                                                    =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities                                            $  31,474    $  38,584
     Long-term debt                                                   225,000      260,000
     Unamortized premium on issuance of $125,000 bonds                  1,431        1,695
     Deferred tax liability                                            16,946       31,177
     Other long-term liabilities, excluding current portion             2,176        6,068
     Stockholders' equity                                              69,572      107,954
        Other comprehensive income (loss), net of taxes                (4,195)       2,286
                                                                    ---------    ---------

                                                                    $ 342,404    $ 447,764
                                                                    =========    =========


                                MISSION RESOURCES
                       CONDENSED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)

                                                                        Twelve Months
                                                                      Ended December 31,
                                                                    ---------    ---------
                                                                       2002         2001
                                                                    ---------    ---------
OPERATING ACTIVITIES:
Net loss                                                            $ (38,484)   $ (30,945)
        Adjustments to reconcile net loss to net cash
        provided by operating activities                               59,375       75,641
        Net changes in operating assets and liabilities               (13,669)      (5,325)
                                                                    ---------    ---------

Net cash provided by (used in) operating activities                     7,222       39,371

INVESTING ACTIVITIES:
Acquisition of oil and gas properties                                    (850)    (165,041)
Capital expenditures                                                  (20,589)     (49,087)
Leasehold, furniture and equipment                                       (198)        (686)
Proceeds from sales of properties                                      60,396       31,536
                                                                    ---------    ---------

Net cash provided by (used in) investing activities                    38,759     (183,278)

FINANCING ACTIVITIES:
Net proceeds from equity activities                                      --            899
Net bank debt activity                                                (35,237)     129,147
                                                                    ---------    ---------

Net cash provided by (used in) financing activities                   (35,237)     130,046
                                                                    ---------    ---------

Net increase (decrease) in cash and cash equivalents                   10,744      (13,861)
Cash and cash equivalents at beginning of period                          603       14,464
                                                                    ---------    ---------

Cash and cash equivalents at end of period                          $  11,347    $     603
                                                                    =========    =========


                                MISSION RESOURCES
                       NON-GAAP DISCLOSURE RECONCILIATION
                (Amounts in thousands, except per share amounts)

                                                                                      December 31, 2002
                                                                    ------------------------------------------------------
                                                                           Quarter End                    Year End
                                                                    -------------------------       ----------------------
                                                                     Amounts        Per Share        Amounts     Per Share
                                                                    ----------      ---------       ---------    ---------
NET INCOME (LOSS):                                                  $ (20,700)         (0.88)       $(38,484)       (1.63)
   Goodwill impairment                                                 16,679           0.71          16,679         0.71
                                                                    ---------       --------        --------         ----
NET INCOME (LOSS) EXCLUDING IMPAIRMENT:                                (4,021)         (0.17)        (21,805)       (0.92)

   Depreciation, depletion and amortization                            11,374           0.48          43,291         1.84
   Impairment expense (1)                                                   -              -               -            -
   Amortization of stock options (2)                                        -              -             102         0.00
   Gain on interest rate swap (3)                                        (681)         (0.03)         (2,248)       (0.10)
   Loss (gain) due to hedge ineffectiveness (4)                          (258)         (0.01)          9,050         0.38
   Amort. of deferred financing costs and bond prem. (3)                  845           0.04           2,794         0.12
   Write off of impaired or uncollectable receivables (4)                (210)         (0.01)            553         0.02
   Write off prepaid consulting fee (2)                                     -              -               -            -
   Loss on asset sales                                                    (74)             -           2,645         0.11
   Cumulative effect of a chg. in acct. method, net of tax                  -              -               -            -
   Income tax expense (benefit) - deferred                             (1,270)         (0.06)        (10,846)       (0.45)
                                                                    ---------       --------        --------         ----
DISCRETIONARY CASH FLOW:                                            $   5,705           0.24        $ 23,536         1.00
                                                                    ---------       --------        --------         ----

   Income tax expense (benefit) - current                                (734)                          (734)
   Interest expense (3)                                                 6,269                         26,307
                                                                    ---------                       --------
EBITDA excluding non cash and other items:                          $  11,240                       $ 49,109
                                                                    ---------                       --------

   Weighted avg. common shares outstanding                             23,586                         23,586

                                                                                      December 31, 2001
                                                                    ------------------------------------------------------
                                                                           Quarter End                    Year End
                                                                    -------------------------       ----------------------
                                                                     Amounts        Per Share        Amounts     Per Share
                                                                    ----------      ---------       ---------    ---------
NET INCOME (LOSS):                                                  $ (29,260)         (1.24)       $(30,945)        (1.54)
   Goodwill impairment                                                      -              -               -             -
                                                                    ----------      --------        --------          ----
NET INCOME (LOSS) EXCLUDING IMPAIRMENT:                               (29,260)         (1.24)        (30,945)        (1.54)

   Depreciation, depletion and amortization                            12,073           0.51          45,106          2.25
   Impairment expense (1)                                              27,057           1.15          27,786          1.39
   Amortization of stock options (2)                                        -              -             799          0.04
   Gain on interest rate swap (3)                                         367           0.02            (332)        (0.02)
   Loss (gain) due to hedge ineffectiveness (4)                        (3,243)         (0.14)         (4,767)        (0.24)
   Amort. of deferred financing costs and bond prem. (3)                  671           0.03           1,877          0.09
   Write off of impaired or uncollectable receivables (4)                 211           0.01             394          0.02
   Write off prepaid consulting fee (2)                                    61           0.00              61          0.00
   Loss on asset sales                                                     (2)         (0.00)         11,600          0.58
   Cumulative effect of a chg. in acct. method, net of tax                  -              -           2,767          0.14
   Income tax expense (benefit) - deferred                             (9,100)         (0.39)         (9,650)        (0.48)
                                                                    ---------       --------        --------          ----
DISCRETIONARY CASH FLOW:                                            $  (1,165)         (0.05)       $ 44,696          2.23
                                                                    ---------       --------        --------          ----

   Income tax expense (benefit) - current                                (739)                           595
   Interest expense (3)                                                 6,568                         22,119
                                                                    ---------                       --------
EBITDA excluding non cash and other items:                          $   4,664                       $ 67,410
                                                                    ---------                       --------

   Weighted avg. common shares outstanding                             23,586                         20,051

   (1) Included in impairment expense
   (2) Included in general and administrative expenses
   (3) Included in interest expense
   (4) Included in interest and other income (expense)

NOTE - Management believes that EBITDA and discretionary cash flow are relevant and useful information, which is commonly used by analysis, investors and other interested parties in the oil and gas industry. Accordingly, we are disclosing this information to permit a more comprehensive analysis of our operating performance and liquidity, and as an additional measure of Mission's ability to meet its future requirements for debt service, capital expenditures and working capital. EBITDA and discretionary cash flow should not be considered in isolation or or as a substitute for net income, cash flow provided by operating activities or other income or cash flow data prepared in accordance with generally accepted accounting principles ("GAAP") or as a measure of our profitability or liquidity. EBITDA and discretionary cash flow excludes components that are significant in understanding and assessing our results of operations and cash flows. In addition, EBITDA and discretionary cash flow are not terms defined by GAAP and, as a result, our measure of EBITDA and discretionary cash flow might not be comparable to similarly titled measures used by other companies.

                                MISSION RESOURCES
                                 HEDGE SCHEDULE

                     OIL                                                      GAS

First Quarter 2003                                    First Quarter 2003
   3,500 bbls a day in a swap of $24.80                     10,000 mcf a day in a collar of $3.00 to $4.65
   500 bbls a day in a swap of $24.92                       5,000 mcf a day in a collar of $3.73 to $4.61

Second Quarter 2003                                   Second Quarter 2003
   3,500 bbls a day in a swap of $24.30                     5,000 mcf a day in a collar of $3 to $4.02
   500 bbls a day in a swap of $24.37                       5,000 mcf a day in a collar of $3 to $3.97
                                                            5,000 mcf a day in a collar of $3.54 to $4.08

Third Quarter 2003                                    Third Quarter 2003
   3,000 bbls a day in a swap of $23.95                     10,000 mcf a day in a collar of $3 to $4.10
   500 bbls a day in a swap of $23.94                       5,000 mcf a day in a collar of $3.56 to $4.11

Fourth Quarter 2003                                   Fourth Quarter 2003
   3,000 bbls a day in a swap of $23.59                     10,000 mcf a day in a collar of $3.00 to $4.65
   500 bbls a day in a swap of $23.58                       5,000 mcf a day in a collar of $3.73 to $4.32

                              -----------------------------------------------


                                                      First Quarter 2004
                                                            5,000 mcf a day in a collar of $3.90 to $5.25
                                                            3,000 mcf a day in a collar of $4.50 to $5.61

                                                      Second Quarter 2004
                                                            5,000 mcf a day in a collar of $3.70 to $4.08

                                                      Third Quarter 2004
                                                            5,000 mcf a day in a collar of $3.70 to $4.04

                                                      Fourth Quarter 2004
                                                            5,000 mcf a day in a collar of $3.85 to $4.23